Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Hut 8 Mining Corp. Omnibus Long-Term Incentive Plan of Hut 8 Corp. of our report dated August 24, 2023 relating to the consolidated financial statements of U.S. Data Mining Group, Inc. and subsidiaries, appearing in the prospectus filed by Hut 8 Corp. on November 9, 2023, filed pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-4 (No. 333-269738).

/s/ RSM US LLP

Boston, Massachusetts

November 29, 2023